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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-87408 of Monday Ltd of our report dated May 1, 2002 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





/s/ DELOITTE & TOUCHE LLP
New York, New York
June 10, 2002